SEAFIRST BANK

This Business Loan Agreement ("Agreement") is made between Bank of America NT&SA doing business as Seafirst Bank ("Bank") and The Coeur d'Alenes Co. and Union Iron Works, Inc. of Spokane * ("Borrower") with respect to the following: * Washington

Part A

1. NON REVOLVING LINE / TERM LOAN #TBA. Subject to the terms of this Agreement, Bank agrees to lend to Borrower as follows:

(a) Amount: $ 150,000 under a Non-Revolving Line, available through expiration of August 1, 1999, at which time the outstanding principal balance will be converted to a Term Loan, fully amortized over 60 months. Maturity date August 1, 2004.

(b) This loan must be closed by (date) _______________________ This loan matures on (date) _______________________

(c)     Interest Rate:

[X]     Bank's publicly announced Reference rate plus 0.5 percent of principal per annum. "Reference Rate" means the rate of interest publicly announced from time to time by Bank in San Francisco, California as its "Reference Rate." The Reference Rate is set based on various factors, including Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.

        Borrower has the option, at expiration, of converting this to a fixed rate loan at 2.50% per annum over the reserve- adjusted fixed rate index quoted by Bank on the expiration date, rounded upward to the next highest one-eighth of one percent (0.125%), so long as Borrower is not in default under the Loan Documents.

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(d)     Interest Rate Basis: All interest will be calculated at the per annum interest rate based on a 360-day year and applied to the actual number of days elapsed.

(e) Repayment: At the times and in amounts as set forth in note(s) required under Part B Article 1 of this Agreement.

(f) Loan Fee: N/A payable on N/A. Loan fee is fully earned and non-refundable upon execution of this Agreement.

(g)     Other Fees (Identify):
        ____________________________________________

(h) Collateral: This term loan shall be secured by a security interest, which is hereby granted, in favor of Bank on the following collateral:
        Borrower's Equipment Also, collateral securing other loans with Bank may secure this loan.

2. LINE OF CREDIT # 18. Subject to the terms of this Agreement, Bank will make loans to Borrower under a [X] revolving [ ] non-revolving line of credit as follows:

(a)     Total Amount Available:  $ 1,850,000.00
        Subject to the provisions of any accounts receivable and/or inventory borrowing plan required herein; it is expressly understood that collateral ineligible for borrowing purposes is determined solely by Bank.
        Subject to (describe):
        ____________________________________________

(b) Availability Period: March 1, 1999 through May 1, 2000. However, if loans will be subject and/or new promissory notes executed after the last date, such advances will be subject to the terms of this Agreement until repaid in full unless a written statement signed by the Bank and Borrower provides otherwise, or a replacement loan agreement is executed. The making of such additional advances alone, however, does not constitute a commitment by the Bank to make any further advances or extend the availability period.

(c)     Interest Rate:
[X]     Bank's publicly announced Reference Rate plus 0.250 percent of the principal per annum. "Reference Rate" means the rate of interest publicly announced from time to time by Bank in San Francisco, California as its "Reference Rate." The Reference Rate is set based on various factors including

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Bank's cost and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.

        __________________________________________________________
(d) Interest Rate Basis: All interest will be calculated at the per annum interest rate based on a 360-day year and applied to the actual number of days elapsed.

(e) Repayment: At the times and in the amounts as set forth in note(s) required under Part B Article 1 of this Agreement.

(f)     Loan Fee:  $1,0000.00 payable on closing.

(g) Fee on Unutilized Portion of Line: On N/A, and every N/A, thereafter, Borrower shall pay a fee based upon the average daily unused portion of the line of credit. This fee will be calculated as follows:

__________________________________________________
(i) Collateral. This line of credit shall be secured by a security interest, which is hereby granted, in favor of Bank on the following collateral:
Borrower's Accounts Receivable and Inventory. Also, collateral securing other loans with Bank may secure this loan.


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